          ESCROW AGREEMENT, dated as of February 9, 1998 (this "AGREEMENT"), among Getty Images, Inc., a Delaware corporation ("GETTY IMAGES"), the stockholders (the "PRINCIPAL STOCKHOLDERS") of PhotoDisc, Inc., a Washington corporation ("PHOTODISC"), identified on the signature pages of this Agreement, Mark Torrance, as designated representative of the Principal Stockholders (the "PRINCIPAL STOCKHOLDERS' REPRESENTATIVE"), and Citibank, N.A., a national banking association, as escrow agent (the "ESCROW AGENT").


                                  W I T N E S E T H:


          WHEREAS, (i) Getty Images, Getty Communications plc, a public limited company organized under the laws of England and Wales ("GETTY COMMUNICATIONS"), PhotoDisc and Merger Sub, Inc., a Washington corporation ("MERGER SUB"), have entered into a Merger Agreement dated September 15, 1997, a copy of which is attached hereto (but not made a part hereof) as Exhibit A (the "MERGER AGREEMENT"; capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement), and (ii) Getty Images and the Principal Stockholders have entered into the Stockholders' Transaction Agreement dated as of September 15, 1997, a copy of which is attached hereto as Exhibit B (the "STOCKHOLDERS' TRANSACTION AGREEMENT");

          WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge (the "MERGER") with and into PhotoDisc in accordance with the Business Corporation Act of the State of Washington (the "WBCA") and upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS, pursuant to the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of PhotoDisc ("PHOTODISC COMMON STOCK"), other than shares owned directly or indirectly by Getty or by PhotoDisc, will be converted into the right to receive a number of shares of common stock, par value $0.01 per share, of Getty Images ("GETTY IMAGES SHARES") and an amount of cash as set forth in the Merger Agreement;

          WHEREAS, it is contemplated under the Merger Agreement that Getty Images will deposit or cause to be deposited into escrow at Closing certificates representing ____________ shares of Getty Images Shares (the "ESCROW SHARES") issued in the name of the Principal Stockholders to be held and disbursed by the Escrow Agent in accordance with Section 8 of this Agreement;

          WHEREAS, the Escrow Agent is willing to act as the Escrow Agent hereunder;

          WHEREAS, the Escrow Agent will hold the Escrow Shares in a non-interest bearing account, Account No. 794610 at Citibank, N.A., New York, New York, ABA No. 021000089 (the "ESCROW ACCOUNT"); and

          WHEREAS, pursuant to the Principal Stockholders' Transaction Agreement, each of the Principal Stockholders has appointed the Principal Stockholders' Representative to act on such Stockholder's behalf for purposes of this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

          SECTION 1. APPOINTMENT AND AGREEMENT OF ESCROW AGENT. Getty Images and the Principal Stockholders hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

          SECTION 2.     ESTABLISHMENT OF THE ESCROW FUND.  (a)  Pursuant to
Section 1.12(a)(ii) of the Merger Agreement, Getty Images shall deliver to the Escrow Agent on the date hereof certificates representing the Escrow Shares endorsed in blank or accompanied by duly executed stock transfer powers. The Escrow Agent shall hold the Escrow Shares and/or any cash (the "ESCROW FUND") in escrow pursuant to this Agreement. The Escrow Shares shall be registered in the name of the Principal Stockholders. On the date hereof, each Principal Stockholder shall deliver (or cause his or her nominee to deliver) to the Escrow Agent stock transfer powers duly executed in blank with respect to the shares of Getty Images Shares issued to such Principal Stockholder and deposited in the Escrow Fund.

          (b) Each of Getty Images and the Principal Stockholders confirms to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Encumbrances except as may be created by this Agreement and the Merger Agreement.

          SECTION 3. PURPOSE OF THE ESCROW FUND. The Escrow Shares will be deposited with the Escrow Agent and held by the Escrow Agent to secure the indemnification obligations of the Principal Stockholders contained in Section
2.01 of the Stockholders' Transaction Agreement and Article X of the Merger Agreement.

          SECTION 4. PRINCIPAL STOCKHOLDER PERCENTAGE INTEREST IN ESCROW FUND. Attached hereto as Schedule A is a schedule listing each Principal Stockholder and such Principal Stockholder's initial interest in the Escrow Fund (expressed as a percentage, based on the number of shares of Getty Images Shares delivered to the Escrow Agent at Closing on behalf of such Principal Stockholder).

          SECTION 5. PRINCIPAL STOCKHOLDER RIGHTS. (a) While any Escrow Shares are held in escrow in the Escrow Fund, and pending the distribution thereof to Getty Images or the Principal Stockholders, as the case may be, in connection with any distributions from the Escrow Fund in accordance with
Section 8 hereof, each Principal Stockholder will have all rights with respect to the Escrow Shares issued in such Principal Stockholder's name (including, without limitation, the right to vote such shares as set forth in Section 5(b) below), except (i) the right of possession thereof or (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of such shares or any interest therein. Principal Stockholders shall have the right to receive any dividends or other distributions in respect thereof.

          (b) Each Principal Stockholder shall have the right to exercise any voting rights with respect to the Escrow Shares issued in such Principal Stockholder's name. The Principal Stockholders' Representative (as defined below) shall direct the Escrow Agent in writing as to the exercise of any voting rights by the Principal Stockholders, and the Escrow Agent shall comply with any such directions of the Principal Stockholders' Representative. In the absence of such directions, the Escrow Agent shall not vote any of the Escrow Shares.

          (c) Each Principal Stockholder shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Escrow Shares issued in such Principal Stockholder's name.

          SECTION 6. PRINCIPAL STOCKHOLDERS' REPRESENTATIVE. Each Principal Stockholder hereby acknowledges and affirms (a) the appointment of Mark Torrance as the Principal Stockholders' Representative and (b) the authority of the Principal Stockholders' Representative to perform the actions specified in this Agreement to be performed by the Principal Stockholders' Representative.

          SECTION 7. SHARE VALUE. The parties hereto agree and acknowledge that, for all purposes under this Agreement, each share of Getty Images Shares held in escrow pursuant to this Agreement shall be valued at the Average Trading Price of Getty ADRs at Closing (the "SHARE VALUE"), which Share Value shall be provided to the Escrow Agent by Getty Communications.

          SECTION 8. PAYMENTS FROM THE ESCROW FUND. (a) If, at any time on or prior to the Expiration Date (as defined below), a Getty Images Party shall deliver to the Escrow Agent a certificate of such Getty Images Party, executed by an authorized officer of such Getty Images Party (a "GETTY IMAGES PARTY'S CERTIFICATE"), which Getty Images Party's Certificate shall:

          (i) state that such Getty Images Party has paid or incurred a Loss (an "INDEMNIFICATION ITEM");

          (ii) state the aggregate amount of such Indemnification Item and the number of Getty Images Shares necessary to satisfy the Loss specified in the Indemnification Item based on the Share Value; and

          (iii) specify in reasonable detail the nature and amount of each individual Indemnification Item, including whether such Indemnification Item results from a breach of representation or warranty or covenant of PhotoDisc or a Principal Stockholder;

the Escrow Agent shall, promptly upon receipt of such Getty Images Party's Certificate, deliver a copy of such Getty Images Party's Certificate to the Principal Stockholders' Representative. For purposes of this Agreement, the "EXPIRATION DATE" shall be March 31, 1999.

          (b) If the Principal Stockholders' Representative shall object to any amount claimed in connection with any Indemnification Item specified in any Getty Images Party's Certificate, the Principal Stockholders' Representative shall, within 15 Business Days after delivery by the Escrow Agent to the Principal Stockholders' Representative of such Getty Images Party's Certificate, deliver to the Escrow Agent a certificate, executed by the Principal Stockholders' Representative (a "PRINCIPAL STOCKHOLDERS' CERTIFICATE"),
(i) specifying each such amount to which the Principal Stockholders' Representative objects and (ii) specifying in reasonable detail the nature and basis for each such objection. Promptly upon receipt of a Principal Stockholders' Certificate, the Escrow Agent shall deliver a copy of such Principal Stockholders' Certificate to the Getty Images Party. If the Escrow Agent shall not have received a Principal Stockholders' Certificate objecting to the amount claimed with respect to an Indemnification Item within 15 Business Days after delivery to the Principal Stockholders' Representative of a Getty Images Party's Certificate specifying such Indemnification Item, the Principal Stockholders shall be deemed to have acknowledged the correctness of the amount claimed on such Getty Images Party's Certificate with respect to such Indemnification Item, and the Escrow Agent shall thereafter forward to the transfer agent for the Getty Images Shares (the "TRANSFER AGENT") as soon as administratively permissible for further transfer to the Getty Images Party, out of the Escrow Fund (such transfer to be applied pro rata in accordance with each Stockholder's percentage interest in the Escrow Fund) such number of shares of Getty Images Shares, as specified in the Getty Images Party's Certificate, equal to the lesser of (A) the amount claimed in the Getty Images Party's Certificate with respect to such Indemnification Item divided by the Share Value and (B) the number of shares of Getty Images Shares then remaining in the Escrow Fund.

          (c) If the Escrow Agent receives, within 15 Business Days after delivery to the Principal Stockholders' Representative of a Getty Images Party's Certificate, a Principal Stockholders' Certificate objecting to the amount claimed with respect to any Indemnification Item specified in such Getty Images Party's Certificate, the amount so objected to shall be held by the Escrow Agent and shall not be released from the Escrow Fund except in accordance with either
(i) written instructions executed by an authorized officer of each of Getty Images and the Principal Stockholders' Representative or (ii) written instructions from the Getty Images Party and the final nonappealable judgment of a court having jurisdiction over the matters relating to the claim by the Getty Images Party for indemnification from the Principal Stockholders, after which time the Escrow Agent shall forward to the Transfer Agent as soon as administratively practicable for further transfer to the Getty Images Party, out of the Escrow Fund such number of shares of Getty Images Shares, as specified in the judgement, or if not so specified, as determined by such Getty Images Party in accordance with such judgment and communicated to the Escrow Agent in writing, equal to the lesser of (A) the amount set forth in the written instructions or in such judgment, as the case may be, divided by the Share Value and (B) the number of shares of Getty Images Shares then remaining in the Escrow Fund.

          (d) Notwithstanding the limitations set forth in Section 8(a) of this Agreement, following the Expiration Date, the Getty Images Party shall be entitled to assert claims against the Escrow Fund under this Section 8 in respect of all Losses that were included in determining the Reserved Amount (as defined below).

          (e) For purposes of this Agreement, the "Reserved Amount" shall be equal to the aggregate of the amounts claimed and unpaid in all Getty Images Party's Certificates delivered to the Escrow Agent prior to the Expiration Date (which claims shall not have been resolved on or prior to the Expiration Date).

          (i) If, on the Expiration Date, the Reserved Amount is less than the product of the number of Escrow Shares then remaining in the Escrow Fund and the Share Value (the "ESCROW FUND SHARES VALUE"), on the Expiration Date, the Escrow Agent shall promptly liquidate all investments (other than shares of Getty Images Stock) of the Escrow Fund and transfer to each Principal Stockholder (x) by wire transfer in immediately available funds in accordance with the written wire transfer instructions provided by the Principal Stockholders' Representative, the amount in cash, if any, then remaining in the Escrow Fund and attributable to the Escrow Shares issued in such Principal Stockholder's name and (y) the number of shares of Getty Images Shares issued in such Principal Stockholder's name then remaining in the Escrow Fund less such Principal Stockholder's percentage interest of the Reserved Amount divided by the Share Value.

          (ii) If, on the Expiration Date, the Reserved Amount is greater than the Escrow Fund Shares Value, on the Expiration Date, the Escrow Agent shall promptly liquidate all investments (other than shares of Getty Images Stock) of the Escrow Fund and transfer to each Principal Stockholder, by wire transfer in immediately available funds in accordance with the written wire transfer instructions provided by such Principal Stockholder, the amount in cash, if any, then remaining in the Escrow Fund and attributable to the Escrow Shares issued in such Principal Stockholder's name less such Principal Stockholder's percentage interest of the difference between the Reserved Amount and the Escrow Fund Shares Value.

          (f) With respect to indemnifiable Losses resulting from a breach of representation or warranty or covenant of a Principal Stockholder and not from a breach of representation or warranty or covenant of PhotoDisc, any Escrow Shares transferred out of the Escrow Fund pursuant to Sections 8(b) or 8(c) shall be transferred out of such Principal Stockholder's percentage interest in the Escrow Fund and shall not be accounted against the interest of other Principal Stockholders in the Escrow Fund.

          (g)  Upon the termination of this Agreement in accordance with
Section 11, the Escrow Agent shall promptly liquidate all investments (other than shares of Getty Images Shares) of the Escrow Fund and transfer to each Principal Stockholder (i) the shares of Getty Images Shares issued in such Principal Stockholder's name then remaining in the Escrow Fund and (ii) by wire transfer in immediately available funds, the amount in cash, if any, then remaining in the Escrow Fund and attributable to the Escrow Shares issued in such Principal Stockholder's name in accordance with the written wire transfer instructions provided by such Principal Stockholder, which shall be deemed to be standing instructions unless revised instructions are subsequently received by the Escrow Agent.

          SECTION 9.     RESERVATION OF GETTY IMAGES' RIGHTS.  Subject to
Section 10.05(c) of the Merger Agreement, the rights of Getty Images to receive distributions from the Escrow Fund in respect to Indemnification Items shall be without prejudice to any other rights Getty Images may have under the Stockholders' Transaction Agreement or the Merger Agreement to seek indemnity for Indemnification Items. Except with respect to claims based on fraud by an individual Principal Stockholder, or claims for any equitable remedies available under this Agreement, in no event shall the Investors (as defined in the Merger Agreement) be liable for the satisfaction of Indemnification Items other than out of their respective Escrow Shares.

          SECTION 10. ALLOCATION OF ESCROW SHARES. (a) With respect to any Escrow Shares distributed to the Principal Stockholders pursuant to Section 8 of this Agreement, the Escrow Agent, the Principal Stockholders and Getty Images will take such action as may be necessary: (i) to cause appropriate certificates to be issued and delivered to the Principal

Stockholders and (ii) to the extent necessary if not all shares of Getty Images Shares have been distributed from the Escrow Fund, to cause appropriate certificates to be issued to the Principal Stockholders and delivered to the Escrow Agent representing the number of shares of Getty Images Shares remaining in the Escrow Fund after such distribution to the Principal Stockholders and to cause appropriate stock transfer powers, duly executed in blank by the Principal Stockholders, to be delivered to the Escrow Agent with respect to the shares of Getty Images Shares then remaining in the Escrow Fund.

          (b) In the event Escrow Shares are distributed by the Escrow Agent to Getty Images pursuant to Section 8 of this Agreement and, after such distribution, shares of Getty Images Shares remain in the Escrow Fund, Getty Images, the Principal Stockholders and the Escrow Agent will take such action as may be necessary: (i) to cause appropriate certificates to be issued to the Principal Stockholders and delivered to the Escrow Agent representing the number of shares of Getty Images Shares remaining in the Escrow Fund after such distribution to Getty Images and (ii) to cause appropriate stock transfer powers, duly executed in blank by the Principal Stockholders, to be delivered to the Escrow Agent with respect to the shares of Getty Images Shares then remaining in the Escrow Fund.

          (c) Notwithstanding any of the provisions of Section 8 of this Agreement, in each circumstance in which shares of Getty Images Shares are to be distributed to Getty Images or the Principal Stockholders pursuant to this Agreement, the number of shares of Getty Images Shares to be distributed shall be rounded down to the nearest whole integer.

          SECTION 11. MAINTENANCE OF THE ESCROW FUND; TERMINATION OF THE ESCROW FUND. (a) The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of (i) the time at which there shall be no funds, shares of Getty Images Shares or other property in such Escrow Fund and (ii) the termination of this Agreement.

          (b) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of the Escrow Fund, the Escrow Agent shall, if so instructed in a writing signed by Getty Images and the Principal Stockholders' Representative, pay from the Escrow Fund, as instructed, to the Getty Images Party and the Principal Stockholders, as directed in such writing, the number of shares of Getty Images Shares and the amount of cash or other property so instructed.

          SECTION 12. INVESTMENT OF ESCROW FUND. (a) The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund upon written direction from Getty Images and the Principal Stockholders' Representative, in any combination of the following, as specified in such direction: (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (ii) insured certificates of deposit, or time deposits, with any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (iii) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or
(iii) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors, Inc. Any interest or other income received on such investment or reinvestment of the Escrow Fund shall become part of the Escrow Fund.

          (b) The Escrow Agent shall report to the United States Internal Revenue Service the amount of interest or other income received by the Escrow Agent on such investment or reinvestment of the Escrow Fund as having been received by each Principal Stockholder in accordance with the amount attributable to the Escrow Shares issued in such Principal Stockholder's name. Distributions of such interest or other income to the Principal Stockholders will not be made unless the Escrow Agent shall have received a fully completed Form W-9 from each Principal Stockholder on file.

          SECTION 13. ASSIGNMENT OF RIGHTS TO THE ESCROW FUND; ASSIGNMENT OF OBLIGATIONS; SUCCESSORS. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties). This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

          SECTION 14. ESCROW AGENT. (a) Except as expressly contemplated by this Agreement or by joint written instructions from Getty Images and the Principal Stockholders' Representative, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

          (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants shall be read into this Agreement against the Escrow Agent.

          (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely without any investigation into the underlying facts upon any certificate, statement, opinion, report, notice, request, consent, order, approval, document, instrument, signature or other paper document believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

          (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (e) The Escrow Agent shall have no duty as to the collection of dividends, distributions or income on the Escrow Shares or any investments held in the Escrow Fund or as to the preservation of any rights pertaining thereto, and shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property.

          (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule B to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel and of all persons not regularly in its employ, if any, incurred or made by it in connection with the preparation of this Agreement or any other documents executed in connection herewith and the carrying out of its duties under this Agreement. All such fees and expenses shall be the responsibility of Getty Images. The obligations of Getty Images under this section 14(f) to compensate the Escrow Agent and to pay or reimburse the Escrow Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Escrow Agent.

          (g) Getty Images shall reimburse and indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it harmless against and reimburse the Escrow Agent for, any loss, injuries, penalties, stamp or other taxes, actions, suits, liability, damage or expense, including, without limitation, reasonable attorneys' and consultant's fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, directly or indirectly related to, or arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

          (h) The Escrow Agent may at any time resign by giving 30 Business Days' prior written notice of resignation to the Principal Stockholders' Representative and Getty


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                                          10

Images. The Principal Stockholders' Representative and Getty Images may at any time jointly remove the Escrow Agent by giving 20 Business Days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in San Francisco or New York and assets in excess of $500,000,000, and which shall be reasonably acceptable to the Principal Stockholders' Representative, shall be appointed by Getty Images by written instrument executed by the Principal Stockholders' Representative and Getty Images and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Principal Stockholders' Representative, Getty Images or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within 20 Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of
(i) its receipt of designation of a successor Escrow Agent in a joint written instruction by the Principal Stockholders' Representative and Getty Images and
(ii) termination of this Agreement in accordance with its terms. If no successor Escrow Agent shall have been appointed within 20 Business Days, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

          (i) The Escrow Agent shall prepare and deliver to Getty Images and the Principal Stockholders' Representative at the end of each calendar month prior to termination of this Agreement an account statement describing all transactions with respect to the Escrow Fund during such calendar month.

          (j) The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. The Principal Stockholders shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Fund incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. If necessary under applicable law, any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for taxpayer identification number certifications or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned and paid on investment of funds which are a part of the

Escrow Fund and is not responsible for any other reporting. This Section 14(j) and Section 14(g) above shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

          (k) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

          (l) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining, or taking or refraining from taking any action with respect to any securities or other property deposited hereunder.

          (m) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until the Escrow Agent shall have received (i) a final nonappealable order of a court having jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order, judgment or agreement. Any court order shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said order or judgment is final and nonappealable. The Escrow Agent shall act on such court order or judgment and legal opinion without further question.

          (n) The Escrow Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of Getty Images and the Principal Stockholders given under this Agreement.

          (o) None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (p) Whenever in the administration of the provisions of this Agreement the Escrow Agent shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, be deemed to be conclusively proved and established by a certificate signed by Getty Images and the Principal Stockholders' Representative and delivered to the Escrow Agent and such certificate, in the absence of gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, shall be full warrant to the Escrow Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

          (q) The Escrow Agent shall have no obligation to invest and reinvest any cash held in the Escrow Fund in the absence of timely and specific written investment direction from Getty Images and the Principal Stockholders' Representative as provided in Section 12. In no event shall the Escrow Agent be liable for the selection of investments or for investment losses incurred thereon. The Escrow Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of Getty Images and the Principal Stockholders' Representative to provide timely written investment direction.

          (r) The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any bad faith, willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

          (s) Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

          (t) The parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Escrow Agent for any action taken or omitted under this Agreement except to the extent caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          SECTION 15. TERMINATION. This Agreement shall terminate on the later of: (a) the date on which there are no funds, shares of Getty Images Shares or other property remaining in the Escrow Fund and (b) ten Business Days following the date after the Expiration Date on which all claims made in Getty Images Party's Certificates delivered to the Escrow Agent prior to the Expiration Date shall have been resolved.

          SECTION 16. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by telegram, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 16):

          (a)  if to Getty Images:

               c/o Getty Communications plc
               101 Bayham Street
               London NW1 0AG England
               Telephone:     (44171) 544-3456
               Facsimile:     (44171) 267-6540
               Attention:     Nick Evans-Lombe

               with a copy to each of:

               Clifford Chance
               200 Aldersgate Street
               London  EC1A 4JJ England
               Telephone:     (44171) 600-1000
               Facsimile:     (44171) 600-5555
               Attention:     Michael Francies

               Shearman & Sterling
               555 California Street
               San Francisco, California  94104
               Telephone:     (415) 616-1100
               Facsimile:     (415) 616-1199
               Attention:     Christopher D. Dillon

          (b)  if to the Principal Stockholders' Representative:

               c/o PhotoDisc, Inc.
               2013 Fourth Avenue
               4th Floor
               Seattle, Washington  98121
               Telephone:     (206) 441-9355
               Facsimile:     (206) 441-9379
               Attention:     Mark Torrance

               with a copy to:

               Heller Ehrman White & McAuliffe
               6100 Columbia Center
               701 Fifth Avenue
               Seattle, Washington  98104
               Telephone:     (206) 447-0900
               Telecopy:      (206) 447-0849
               Attention:     Thomas S. Hodge

          (c)  if to the Escrow Agent, to:

               Citibank, N.A.
               111 Wall Street, 5th Floor
               New York, New York 10043
               Telephone:     (212) 657-6015
               Facsimile:     (212) 657-3866
               Telex:         NYCTA
               Attention:     Escrow Administration

          SECTION 17. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of law principals. The parties hereto hereby irrevocably submit to the jurisdiction of any federal court sitting in the City of New York in any action or proceeding arising out of or relating to this Agreement and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          SECTION 18. AMENDMENTS. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 19 of this Agreement.

          SECTION 19. WAIVER. Any party to this Agreement may (a) extend the time for the performance of any obligations or other acts of any other party hereto or (b) waive compliance with any agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or as a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

          SECTION 20. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

          SECTION 22. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 23. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

                              (Intentionally Left Blank)

          IN WITNESS WHEREOF, each of Getty Images, the Principal Stockholders, the Principal Stockholders' Representative and the Escrow Agent has duly executed, or has caused this Agreement to be duly executed by its duly authorized representative, as of the date first written above.


                                   GETTY IMAGES, INC.


                                   By:  /s/ Mark Getty
                                        _____________________________________
                                        Name: Mark Getty
                                        Title: Director

                                   PDI, L.L.C.


                                   By:  /s/ Mark Torrance
                                        _____________________________________
                                        Name:  Mark Torrance
                                        Title: Director
STATE OF WASHINGTON )
                   )    ss.:
COUNTY OF KING     )

          On February 6, 1998, before me personally appeared Mark Torrance, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             /s/ Syndra S. McCormick
                                   ________________________________________
_____
                                        Name: Syndra S. McCormick
                                        Notary Public

                                   /s/ Mark Torrance
                                   _____________________________________________
_____
                                   Mark Torrance
STATE OF WASHINGTON )
                   )    ss.:
COUNTY OF KING     )

          On February 9, 1998, before me personally appeared Mark Torrance, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             /s/ Cherie D. Ware
_____                              _____________________________________________
                                        Name: Cherie D. Ware
                                        Notary Public


                                   /s/ Thomas D. Hughes
                                   ________________________________________
_____
                                   Thomas D. Hughes
STATE OF WASHINGTON )
                   )    ss.:
COUNTY OF KING     )

          On February 6, 1998, before me personally appeared Thomas D. Hughes, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]

                                   /s/ Syndra S. McCormick
                                   ________________________________________
_____
                                        Name: Syndra S. McCormick
                                        Notary Public


                                   /s/ Mark B. Callaghan
                                   ________________________________________
_____
                                   Mark B. Callaghan
STATE OF MONTANA       )
                       )    ss.:
COUNTY OF GALLATIN     )

          On February 10, 1998, before me personally appeared Mark Callaghan, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             /s/ Mary C. Boscha
                                   ________________________________________
_____
                                        Name: Mary C. Boscha
                                        Notary Public


                                   /s/ Chris Birkeland
                                   ________________________________________
_____
                                   Chris Birkeland
STATE OF WASHINGTON )
                   )    ss.:
COUNTY OF KING     )

          On February 9, 1998, before me personally appeared Chris Birkeland, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             /s/ Syndra S. McCormick
                                   ________________________________________
_____
                                        Name: Syndra S. McCormick
                                        Notary Public


                                   /s/ Sally von Bargen
                                   ________________________________________
_____
                                   Sally von Bargen
STATE OF WASHINGTON )
                   )    ss.:
COUNTY OF KING     )

          On February 5, 1998, before me personally appeared Sally von Bargen, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             /s/ Syndra S. McCormick
                                   ________________________________________
_____
                                        Name: Syndra S. McCormick
                                        Notary Public


                                   /s/ Colleen Maloney
                                   ________________________________________
_____
                                   Colleen Maloney
STATE OF WYOMING         )
                         )    ss.:
COUNTY OF TETON          )

          On February 6, 1998, before me personally appeared Colleen Maloney, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             /s/ Jennifer L. Roundtree
                                   ________________________________________
_____
                                        Name: Jennifer L. Roundtree
                                        Notary Public


                                   /s/ Paul Shipman
                                   ________________________________________
_____
                                   Paul Shipman
STATE OF WASHINGTON )
                   )    ss.:
COUNTY OF KING     )

          On February 5, 1998, before me personally appeared Paul Shipman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             /s/ Syndra S. McCormick
                                   ________________________________________
_____
                                        Name: Syndra S. McCormick
                                        Notary Public

                                   J&B VENTURE PARTNERS I


                                   By: /s/ John Kryzanowski
                                      _____________________________________
_____

                                        Name: John Kryzanowski
                                        Title: Partner
STATE OF CALIFORNIA      )
                         )    ss.:
COUNTY OF SAN FRANCISCO  )

          On February 5, 1998, before me personally appeared John Kryzanowski, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             /s/ Ellen Sargent
                                   ________________________________________
_____
                                        Name: Ellen Sargent
                                        Notary Public

                                   ADVENT VII L.P.

                                   By: /s/ Michael C. Child
                                       ______________________________________
_______
                                        Name: Michael C. Child
                                        Title: Authorized Signatory
STATE OF ________________)
                         )    ss.:
COUNTY OF _______________)

          On February ___, 1998, before me personally appeared _______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]
                                   ________________________________________
_____
                                        Name:
                                        Notary Public

                                   ADVENT ATLANTIC
                                   AND PACIFIC III, L.P.

                                   By: /s/ Michael C. Child
                                      _____________________________________
_____
                                        Name: Michael C. Child
                                        Title: Authorized Signatory
STATE OF ________________)
                         )    ss.:
COUNTY OF _______________)

          On February ___, 1998, before me personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             ________________________________________
_____
                                        Name:
                                        Notary Public

                                   ADVENT NEW YORK L.P.

                                   By:  /s/ Michael C. Child
                                        _____________________________________
_____
                                        Name: Michael C. Child
                                        Title: Authorized Signatory
STATE OF ________________)
                         )    ss.:
COUNTY OF _______________)

          On February ___, 1998, before me personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             ________________________________________
_____
                                        Name:
                                        Notary Public

                                   TA VENTURE INVESTORS
                                   LIMITED PARTNERSHIP

                                   By: /s/ Michael C. Child
                                       _____________________________________
_____
                                        Name: Michael C. Child
                                        Title: Authorized Signatory
STATE OF ________________)
                         )    ss.:
COUNTY OF _______________)

          On February ___, 1998, before me personally appeared ______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]
                                   ________________________________________
_____
                                        Name:
                                        Notary Public

                                   GEOCAPITAL III, L.P.

                                   By: /s/ Richard A. Vines
                                       _____________________________________
_____

                                        Name: Richard A. Vines
                                        Title: General Partner
STATE OF ________________)
                         )    ss.:
COUNTY OF _______________)

          On February ___, 1998, before me personally appeared ________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]
                                   ________________________________________
_____
                                        Name:
                                        Notary Public

                                   GEOCAPITAL IV, L.P.

                                   By: /s/ Richard A. Vines
                                       ____________________________________
_____

                                        Name: Richard A. Vines
                                        Title: General Partner
STATE OF ________________)
                         )    ss.:
COUNTY OF _______________)

          On February ___, 1998, before me personally appeared _______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]
                                   ________________________________________
_____
                                        Name:
                                        Notary Public

                                   THE BROADVIEW PARTNERS GROUP

                                   By: /s/ Peter J. Mooney
                                       _____________________________________
_____
                                        Name: Peter J. Mooney
                                        Title: Nominee for the Broadview
                                               Partners Group
STATE OF NJ              )
                         )    ss.:
COUNTY OF BERGEN         )

          On February 5, 1998, before me personally appeared Peter J. Mooney, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]                             /s/ Margaret Ehrlich
                                   ________________________________________
_____
                                        Name: Margaret Ehrlich
                                        Notary Public


                                   /s/ Mark Torrance
                                   ________________________________________
_____
                                             Mark Torrance, as Principal
                                        Stockholders' Representative

STATE OF WASHINGTON )
                   )    ss.:
COUNTY OF KING     )

          On February 9, 1998, before me personally appeared Mark Torrance, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within agreement and acknowledged to me that he executed the same and that by his signature he executed this agreement

          WITNESS my hand and official seal

[SEAL]

                                   /s/ Cherie D. Ware
                                   ________________________________________
_____
                                        Name: Cherie D. Ware
                                        Notary Public

                                   CITIBANK, N.A., as Escrow Agent


                                   By: /s/ Kerry A. Monaghan
                                       _____________________________________
_____
                                        Name: Kerry A. Monaghan
                                        Title: Senior Trust Officer